UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	February 5, 2018

MEDITE CANCER DIAGNOSTICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-143570	36-4296006
(Commission File Number)	(IRS Employer Identification No.)

4203 SW 34th St.
Orlando, FL	32811
(Address of Principal Executive Offices)	(Zip Code)

(407) 996-9630
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 5, 2018, MEDITE Cancer Diagnostics, Inc. (the “Company” or “Borrower”) entered into a Forbearance Agreement (the “Agreement”) with GPB Debt Holdings II LLC (“Lender”) whereby the Lender has agreed to forbear exercising its remedies in connection with certain defaults of the Company pursuant to a Convertible Note in the favor of Lender in original principal balance of $5,356,400. The Agreement provides the following regarding the material terms of forbearance:

Forbearance; Forbearance Default Rights and Remedies.

Effective as of the date hereof, Lender agrees that until the expiration or termination of the Forbearance Period (as hereinafter defined), it will temporarily forbear from exercising any Default-related rights and remedies against Borrower, in each case solely with respect to the Specified Defaults; provided, however, that:

except as otherwise expressly provided herein, the Specified Defaults shall each continue to constitute an actionable Event of Default for the purpose of triggering all limitations, restrictions or prohibitions on certain actions that may be taken or omitted or otherwise acquiesced to by or on behalf of Borrower pursuant to the Transaction Documents, including, without limitation, any limitations, restrictions or prohibitions with respect to any distribution, advance or other payment directly or indirectly from or for the benefit of Borrower to any direct or indirect owner of an equity interest in Borrower; and any actions or inactions taken or omitted or otherwise acquiesced to by or on behalf of Borrower in violation of such provisions, in each case while any Default or Event of Default (including the Specified Defaults) exists, will constitute additional Events of Default under the Transaction Documents, as well as a Forbearance Default (as hereinafter defined) under this Agreement; and

default and/or other notices and correspondence to Borrower may be delivered in accordance with the terms of this Agreement.

As used herein, the term “Forbearance Period” shall mean the period beginning on the date hereof and ending on the earliest to occur of: (i) 11:59 PM (New York Time) on July 1, 2018, with respect to the exercise of registration rights by Borrower pursuant to Section 4.9 of the SPA, (ii) 11:59 PM (New York Time) on July 1, 2108, or upon the completion of a two million dollar ($2,000,000 equity funding by Borrower, whichever is earlier, with respect to the maintenance of the required interest reserve account pursuant to the Transaction Documents, and (ii) with respect to the repayment of deferred monthly interest payments pursuant to the Transaction Documents, the Forbearance Period shall terminate on April 1, 2018, except that Borrower shall be required to make such payments of deferred interest (including interest accruing at the revised default rate of 15.75% for the Cash Interest specified in clause (e) below) during the last three (3) months of 2018, in addition to the interest payments owed and due to Lender for such months, so as to be current on all monthly interest payments by December 31, 2018, (iv) the date on which Lender delivers to Borrower a written notice terminating the Forbearance Period, which notice may be delivered at any time upon or after the occurrence of any Forbearance Default (as hereinafter defined), and (v) the date Borrower repudiates or asserts any defense to any Obligation or other liability under or in respect of this Agreement or the Transaction Documents or applicable law, or makes or pursues any claim or cause of action against Lender; (the occurrence of any of the foregoing clauses (i) and (v), a “Termination Event”). As used herein, the term “Forbearance Default” shall mean: (A) the occurrence of any Default or Event of Default other than the Specified Defaults; (B) the failure of Borrower to timely comply with any material term, condition, or covenant set forth in this Agreement; (C) the failure of any representation or warranty made by Borrower under or in connection with this Agreement to be true and complete in all material respects as of the date when made; or (D) Lender’s reasonable belief that Borrower: (1) has ceased or is not actively pursuing mutually acceptable restructuring or foreclosure alternatives with Lender; or (2) is not negotiating such alternatives in good faith. Any Forbearance Default will not be effective until one (1) Business Day after receipt by Borrower of written notice from Lender of such Forbearance Default. Any effective Forbearance Default shall constitute an immediate Event of Default under the Transaction Documents. In addition, Borrower agrees that no Board of Director or management changes shall be made without the prior written consent of Lender for a period of twelve (12) months from the effective date of this Agreement.

Upon the occurrence of a Termination Event, the agreement of Lender hereunder to forbear from exercising any default-related rights and remedies shall immediately terminate without the requirement of any demand, presentment, protest, or notice of any kind, all of which Borrower waives (other than the notice expressly provided in Section 1(b). Borrower agrees that Lender may at any time thereafter proceed to exercise any and all of its rights and remedies under any or all of the Transaction Document and/or applicable law, including, without limitation, its rights and remedies with respect to any of the Specified Defaults that are continuing at such time. Without limiting the generality of the foregoing, upon the occurrence of a Termination Event, without the requirement of any demand, presentment, protest, or notice of any kind, other than the notice expressly provided in Section 1(b), (i) Lender may commence any legal or other action to collect any or all of the Obligations from Borrower and/or any Collateral, and (ii) Lender may take any other enforcement action or otherwise exercise any or all rights and remedies provided for by any or all of the Transaction Documents and/or applicable law, all of which rights and remedies are fully reserved by Lender, in accordance with the terms and conditions of the Transaction Documents, and applicable law.

Any agreement to extend the Forbearance Period, if any, must be set forth in writing and signed by a duly authorized signatory of Lender, and Borrower acknowledges that Lender has not made any assurances concerning any possibility of an extension of the Forbearance Period.

(e) Lender and Borrower agree that solely for the January 2018, February 2018, and March 2018 interest payments, the Cash Interest default rate shall be reduced to 15.75% and such default interest shall be paid as specified in clause (b) above.

Item 9.01 Financial Statements and Exhibits

Exhibit No.
Description

10.1
Forbearance Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDITE CANCER DIAGNOSTICS, INC.

Date: February 9, 2018	By:	/s/ Stephen Von Rump
Stephen Von Rump
Chief Executive Officer